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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option/Stock Issuance Plan and the Employee Stock Purchase Plan of our report dated February 27, 1996, except as to Note 10, as to which the date is May 15, 1996, with respect to the financial statements and schedule of Infoseek for the year ended December 31, 1995, included in the Registration Statement (Form S-1) filed with the Securities and Exchange Commission.



                                                /s/ ERNST & YOUNG LLP


San Jose, California
June 10, 1996